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                                                                      EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-60188 of Educational Development Corporation on Form S-8 of our report dated April 1, 2002, appearing in this Annual Report on Form 10-K of Educational Development Corporation for the year ended February 28, 2002.



/s/ DELOITTE & TOUCHE LLP

Tulsa, Oklahoma
May 6, 2002